UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 6, 2011

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2011, Daniel A. Ninivaggi, 46, was appointed as the Interim President and Interim Chief Executive Officer of Tropicana Entertainment Inc. (the “Company”) until the Company hires a permanent replacement.  Mr. Ninivaggi was also appointed as a member of the Company’s board of directors (the “Board”), to hold office until his successor is duly elected and qualified. Mr. Ninivaggi’s appointments fill the vacancies left by Scott C. Butera, whose resignation as a director and as President and Chief Executive Officer of the Company was previously reported on the Company’s Form 8-K filed on November 4, 2010 and became effective on December 31, 2010.  The Board did not elect Mr. Ninivaggi pursuant to any arrangements or understandings between Mr. Ninivaggi and any other person.  There are no material transactions between Mr. Ninivaggi and the Company.  Mr. Ninivaggi has not been appointed to serve on any committees of the Board.

Mr. Ninivaggi has served as president of Icahn Enterprises L.P. (“Icahn Enterprises”) and its general partner, Icahn Enterprises G.P. Inc. since April 2010 and as Icahn Enterprises’ chief executive officer since August 4, 2010.  Icahn Enterprises is a diversified holding company engaged in a variety of businesses, including investment management, metals, automotive, real estate, railcar, food packaging and home fashion.  Carl C. Icahn, who is the chairman of the Board and the controlling shareholder of the Company, is also the chairman of the board of directors of the general partner of Icahn Enterprises.  In addition, Mr. Icahn owns approximately 92.6% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises.  From 2003 through July 2009, Mr. Ninivaggi served in various executive positions with Lear Corporation (“Lear”), a global supplier of automotive seating and electrical power management systems, including most recently as Lear’s Executive Vice President and Chief Administrative Officer.  Prior to joining Lear, Mr. Ninivaggi was a Partner at the law firm of Winston & Strawn LLP, specializing in mergers and acquisitions and corporate finance, where he also served as Of Counsel from August 2009 through March 2010.  Mr. Ninivaggi also serves as a director of CIT Group Inc., a bank holding company, Federal-Mogul Corp., a global automotive company and Motorola Mobility Inc., a telecommunications company.  Mr. Ninivaggi received a Bachelor of Arts degree from Columbia University, a Master of Business Administration from the University of Chicago Graduate School of Business, and a law degree from Stanford Law School.

The Board has initiated a process to select the Company’s new President and Chief Executive Officer and is appointing Mr. Ninivaggi in the interim pending completion of this process.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of January 6, 2011, the Board adopted the Second Amended and Restated Bylaws (the “Amended Bylaws”) of the Company.  The Amended Bylaws provide that the Company may issue shares in uncertificated form and make other conforming and mechanical changes.

The preceding summary of the changes effected by the adoption of the Amended Bylaws is qualified in its entirety by reference to a copy of the Amended Bylaws filed as Exhibit 3.1 to this current report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Second Amended and Restated Bylaws of Tropicana Entertainment Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.

Date: January 7, 2011

	By:	/s/ LANCE J. MILLAGE
	Name:	Lance J. Millage
	Title:	Senior Vice President, Finance and Treasurer